Exhibit 10.21

Fifteenth Amended and Restated Rent Supplement

(CREZ Lease)

February 26, 2019

This Fifteenth Amended and Restated Rent Supplement (this “Fifteenth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 26, 2019 to memorialize supplements to the CREZ Lease (as defined below), effective as of January 1, 2019. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the CREZ Lease.

WHEREAS, Lessor and Lessee are Parties to a Fourth Amended and Restated CREZ Lease Agreement dated November 9, 2017 (as amended from time to time in accordance with its terms, the “CREZ Lease”);

WHEREAS, on December 31, 2018, the Parties executed a Fourteenth Amended and Restated Rent Supplement (CREZ Lease) effective as of January 1, 2019 (the “Fourteenth Amended Supplement”);

WHEREAS, the Incremental CapEx for 2018 was different than expected by the Fourteenth Amended Supplement, and the Parties wish to effect a Rent Validation (as set forth in Section 3.3 of the CREZ Lease) and to amend and restate the Fourteenth Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessee and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Fourteenth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The CREZ Lease, except as supplemented by this Fifteenth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2013	$466,424,280
	2014	$198,982,000
	2015	$ 3,493,096
	2016	$ 3,906,367
	2017	$ 44,499,993
	2018 (Total 2018)	$ 92,515,838# $ 0## $ 92,515,838###
	2019 (Total 2019)	$ 3,283,251* $ 0** $ 3,283,251***

# Represents the “validated” aggregate amount of 2018 Incremental CapEx related to the Panhandle Assets (“Panhandle CapEx”), i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2018 Panhandle CapEx placed in-service, consisting of (i) the amount of 2018 Panhandle CapEx placed in service as of the balance

CREZ Lease

sheet date reflected in Lessee’s first 2018 Regulatory Order (“First 2018 CapEx”); (ii) the amount of 2018 Panhandle CapEx placed in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order (“Second 2018 CapEx”); and (iii) the amount of 2018 Panhandle CapEx placed in service throughout the remainder of 2018 (“2018 Stub-Year CapEx”), together with the weighted average in-service dates of 2018 Panhandle CapEx and the effective dates for the first and second 2018 Regulatory Orders. The aggregate amount of 2018 Panhandle CapEx has been restated to $92,515,838. The aggregate amount of estimated 2018 Panhandle CapEx included in the Fourteenth Amended Supplement was $86,778,539. The Parties placed in service an aggregate of $34,189,280 of First 2018 CapEx, which was included in the first 2018 Regulatory Order that became effective on June 1, 2018; an aggregate of $51,539,171 of Second 2018 CapEx, which was included in the second 2018 Regulatory Order that became effective on July 23, 2018; and an aggregate of $6,787,387 of 2018 Stub-Year CapEx, which has not yet been included in a Regulatory Order. The aggregate amount of First 2018 CapEx included in the Fourteenth Amended Supplement was $27,181,110, the aggregate amount of Second 2018 CapEx included in the Fourteenth Amended Supplement was $43,170,873 and the aggregate amount of 2018 Stub-Year CapEx included in the Fourteenth Amended Supplement was $16,426,556. The First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, had a weighted average in-service date of March 1, 2018. As set forth in the Fourteenth Amended Supplement, the Parties expected the First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, to have a weighted average in-service date of April 1, 2018. As set forth in the Fourteenth Amended Supplement, the Parties expected the first 2018 Regulatory Order to be effective on June 1, 2018, the second 2018 Regulatory Order to be effective on September 1, 2018 and the first 2019 Regulatory Order to be effective on May 1, 2019.

## Represents the “validated” aggregate amount of 2018 Incremental CapEx related to the Acquired Transmission Assets (“Acquired Assets CapEx”), i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2018 Acquired Assets CapEx placed in service. The aggregate amount of 2018 Acquired Assets CapEx has been restated to $0. The aggregate amount of estimated 2018 Acquired Assets CapEx included in the Fourteenth Amended Supplement was $0.

### Represents the total validated amount of Incremental CapEx that the Parties placed in service in 2018.

* Represents the aggregate amount of Panhandle CapEx that the Parties expect to be placed in service in 2019, with an expected weighted average in-service date of October 1, 2019. Rent supplements with respect to this Panhandle CapEx were agreed to and memorialized as part of the Fourteenth Amended Supplement.

** Represents the amount of Acquired Assets CapEx that the Parties expect to be placed in service in 2019. Rent supplements with respect to this Acquired Assets CapEx were agreed to and memorialized as part of the Fourteenth Amended Supplement.

*** Represents the total amount of Incremental CapEx that the Parties expect to be placed in service in 2019 (“2019 CapEx”).

Lessee CapEx:
	2013	$ 0
	2014	$ 0
	2015	$ 0
	2016	$ 0
	2017	$ 0
	2018	$ 0
	2019	$ 0

2CREZ Lease

Total Base Rent by Lease Year:
	2013	$ 21,758,233
	2014	$ 67,335,947
	2015	$ 68,524,342
	2016	$ 66,118,564
	2017	$ 70,772,369
	2018	$115,339,677#
	2019	$118,429,480*
	2020	$115,298,338**

# Represents the “validated” amount of 2018 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the amount of 2018 Base Rent has been restated. The amount of 2018 Base Rent included in the Fourteenth Amended Supplement was $114,025,481, comprised of 2018 Base Rent payments of (i) $9,129,533 on the 15th day of each month beginning on March 15, 2018 through July 15, 2018 (with respect to January 2018 through May 2018); (ii) $9,526,450 on the 15th day of each month beginning on August 15, 2018 through October 15, 2018 (with respect to June 2018 through August 2018), with the increase in monthly Base Rent reflecting 2017 Stub-Year CapEx and First 2018 CapEx and commencing June 1, 2018, which was the expected effective date of Lessee’s first 2018 Regulatory Order; and (iii) $9,949,617 on the 15th day of each month beginning on November 15, 2018 through February 15, 2019 (with respect to September 2018 through December 2018), with the increase in monthly Base Rent reflecting Second 2018 CapEx and commencing September 1, 2018, which was the expected effective date of Lessee’s second 2018 Regulatory Order. Lessee owes Lessor $1,314,196 (the difference between the amount set forth as Base Rent above and the aggregate amount of monthly Base Rent set forth in this footnote), in validated Base Rent, and will make the validation payment set forth under “Validation Payment” below within 30 days of the date hereof.

* Lessee will make a 2019 Base Rent payment of $9,817,984 on the 15th day of each month beginning on March 15, 2019 through May 15, 2019 (with respect to January 2019 through March 2019). Lessee will then make a 2019 Base Rent payment of $9,884,551 on the 15th day of each month beginning on June 15, 2019 through September 15, 2019 (with respect to April 2019 through July 2019), with the increase in monthly Base Rent reflecting, in part, 2018 Stub-Year CapEx and commencing April 1, 2019, which is the expected effective date of Lessee’s first 2019 Regulatory Order. Lessee will then make a 2019 Base Rent payment of $9,887,464 on the 15th day of each month beginning on October 15, 2019 through February 15, 2020 (with respect to August 2019 through December 2019).

** Lessee will make a 2020 Base Rent payment of $9,596,566 on the 15th day of each month beginning on March 15, 2020 through September 15, 2020 (with respect to January 2020 through July 2020). Lessee will then make a 2020 Base Rent payment of $9,624,475 on the 15th day of each month beginning on October 15, 2020 through February 15, 2021 (with respect to August 2020 through December 2020).

Monthly Transition Costs Payment:	$8,662*

* Lessee will make a monthly Transition Costs Payment of $8,662 on the 15th day of each month beginning on January 15, 2018 through December 15, 2019 (with respect to November 2017 through October 2019).

Percentage Rent Rates:
	2013	29.2%
	2014	31.6%
	2015	31.3%
	2016	30.3%
	2017	29.5%

3CREZ Lease

2018	28.5%#
2019	27.7%
2020	26.8%

# Represents the “validated” percentage applicable to 2018 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease and, as part of this Rent Validation, the 2018 percentage has been restated. The 2018 percentage included in the Fourteenth Amended Supplement was 28.5% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

Annual Percentage Rent
Breakpoints:
	2013	$21,758,233
	2014	$67,335,947
	2015	$68,524,342
	2016	$66,109,550
	2017	$64,404,829
	2018	$70,146,610#
	2019	$74,204,363*
	2020	$71,896,019*

# Represents the “validated” 2018 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the 2018 Annual Percentage Rent Breakpoint has been restated. The 2018 Annual Percentage Rent Breakpoint included in the Fourteenth Amended Supplement was $68,832,414.

* The 2019 and 2020 Annual Percentage Rent Breakpoints reflect the assumptions set forth above regarding the timing of the first 2019 Regulatory Order, as well as the amount of 2018 Stub-Year CapEx and 2019 CapEx.

Revenues Attributable to
Lessee CapEx:
	2013	$0
	2014	$0
	2015	$0
	2016	$0
	2017	$0
	2018	$0
	2019	$0

Validation Payment:  As a result of the validation described above, pursuant to Section 3.3 of the CREZ Lease, Lessee will pay Lessor $2,112,328, within 30 days following execution hereof, of which $1,314,196 is attributable to validated Base Rent and $798,132 is attributable to the validation of Percentage Rent.

4CREZ Lease

TCOS Allocation:	between June 20, 2013 and October 17, 2013: 65.3%
between October 17, 2013 and February 25, 2014: 84.8%
between February 25, 2014 and May 1, 2014: 83.3%
between May 1, 2014 and October 3, 2014: 80.9%
between October 3, 2014 and March 31, 2015: 75.8%
between April 1, 2015 and October 31, 2015: 72.7%
between November 1, 2015 and June 13, 2016: 65.6%
between June 14, 2016 and September 22, 2016: 56.8%
between September 23, 2016 and April 13, 2017: 49.0%
between April 14, 2017 and October 25, 2017: 46.5%
between October 26, 2017 and November 9, 2017: 46.3%
between November 10, 2017 and May 31, 2018: 36.3%
between June 1, 2018 and July 31, 2018: 38.2%
between July 23, 2018 and March 31, 2019: 39.9%
between April 1, 2019 and July 31, 2019: 39.7%
between August 1, 2019 and July 31, 2020: 38.5%
starting August 1, 2020: 37.8%

Allocated Other Revenue:  None

Term of Rent Supplement:  Expires 12/31/20

5CREZ Lease

The Parties have executed this Fifteenth Amended Supplement to the CREZ Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

CREZ Lease